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                                                                      EXHIBIT 99

                                                         VALUEVISION MEDIA, INC.
                                                             6740 SHADY OAK ROAD
                                                      MINNEAPOLIS, MN 55344-3433
                                                     CONTACT: HEATHER S FAULKNER
                                                      DIRECTOR OF COMMUNICATIONS
                                             952-943-6736, HFAULKNER@SHOPNBC.COM

GEORGE VANDEMAN JOINS VALUEVISION MEDIA BOARD OF DIRECTORS

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MINNEAPOLIS -- August 24, 2005 -- ValueVision Media, Inc (NASDAQ:VVTV) announced today that George A. Vandeman has joined its Board of Directors and will chair the governance and nominating committee of the Board.

Mr. Vandeman has been the principal of Vandeman & Co., a private investment firm, since he retired in July 2000 from Amgen Inc., the world's largest biotechnology company. In addition to his investment activities, Mr. Vandeman continues as a part-time Special Advisor to Amgen.

From 1995 to 2000, Mr. Vandeman was Senior Vice President and General Counsel of Amgen and a member of its Operating Committee. At various times during this period, Mr. Vandeman also had responsibility for Amgen's Corporate Development group and its Product Licensing group. In these various capacities, Mr. Vandeman was responsible for the management of Amgen's legal department and the company's mergers and acquisitions and product licensing activities, as well as playing a key role in the company's strategic planning.

Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the Mergers and Acquisitions practice at the international law firm of Latham & Watkins, where he worked for nearly three decades. In the Mergers and Acquisitions field, Mr. Vandeman represented bidders, targets and financial advisors in corporate control transactions.

Mr. Vandeman is a member and past Chair of the Board of Councilors at the University of Southern California Law School. Mr. Vandeman received a BA degree in 1963 and JD degree in 1966 from the University of Southern California.

"George brings a wealth of experience to our board. I look forward to working with him and gaining the benefit of his broad business and legal background," said William J. Lansing, President and CEO of ValueVision."

Mr. Vandeman replaces Mr. Allen Morgan, who has resigned due to other time commitments. "I'd like to thank Allen for his contributions and leadership during his tenure," continued Lansing.

ABOUT VALUEVISION MEDIA, INC

Founded in 1990, ValueVision Media is an integrated direct marketing company that sells its products directly to consumers through television, the Internet, and direct mail. For more information, please visit www.valuevisionmedia.com or www.shopnbc.com.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.